CONSENT OF BOARD OF DIRECTORS IN LIEU OF MEETING

(AMERICATOWNE, INC.)

NOW COMES the Board of Directors for AmericaTowne, Inc., a Delaware corporation (the “Corporation”), pursuant to Article IV, Section 5 of the Bylaws for the Corporation consents to the following action in lieu of a meeting:

WHEREAS the Board of Directors has determined to terminate the offering set forth in the registration statement on Form S-1, as amended, and related prospectus, deemed effective by the United States Securities and Exchange Commission on November 5, 2015 (referred to herein as the “Offering”), in order to complete the processing of its FINRA Form 211 (“Form 211”).

WHEREAS the Board of Directors has booked the sale of 386,524 shares of common stock under the Offering to 43 investors through the direct public offering under the Offering during the term thereof for a total of $1,062,941.

NOW THEREFORE, the Board of Directors consents to the following actions:

RESOLVED that the Chairman of the Board, who also serves as the Chief Financial Officer and Chief Executive Officer for the Corporation, shall disclose on Form 8-K the termination of the Offering effective October 19, 2016 and the amounts sold under the direct public offering, and to take any other action deemed proper to timely disclose the contents of these consents, including disclosure to Spartan Securities Group, Ltd. for purposes of processing the Form 211.

Dated: October 19, 2016

/s/ Alton Perkins

By: Alton Perkins

Its: Chairman of the Board

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